Exhibit 99.1

Altra Reports Third Quarter 2022 Results

BRAINTREE, Mass., October 31, 2022 (GLOBE NEWSWIRE) -- Altra Industrial Motion Corp. (Nasdaq: AIMC) (“Altra” or the “Company”), a premier global manufacturer and supplier of motion control, power transmission and automation products, today announced unaudited financial results as of and for the third quarter ended September 30, 2022.

Q3 2022 Financial Highlights

	Q3 2022	Q3 2021	YOY Change
Net sales	$466.3M	$469.3M	(0.6%)
	• Q3 2022 Organic Sales Growth was 1.9% for the consolidated business compared with the third quarter of 2021.*
GAAP Net Income	$33.6M	$35.4M	(5.1%)
GAAP Net Income Margin	7.2%	7.5%	(30 bps)
Non-GAAP Net Income*	$52.3M	$52.3M	0.0%
Non-GAAP Net Income Margin*	11.2%	11.1%	10 bps
Earnings per diluted share	$0.51	$0.54	(5.6%)
Non-GAAP Earnings per diluted share*	$0.80	$0.80	0.0%
Non-GAAP Adjusted EBITDA*	$92.1M	$97.0M	(5.1%)
Non-GAAP Adjusted EBITDA Margin*	19.8%	20.7%	(90 bps)
Operating Income Margin	12.5%	13.2%	(70 bps)
Non-GAAP Operating Income Margin*	17.0%	17.2%	(20 bps)
Cash Flow from Operations	$65.3M	$70.0M	(6.7%)
Non-GAAP Adjusted Free Cash Flow*	$61.9M	$61.9M	0.0%

As previously disclosed in our Form 8-K, filed on October 27, 2022, we entered into a definitive merger agreement to be acquired by Regal Rexnord, under which Altra shareholders will receive $62.00 in cash for each share of Altra common stock. The transaction is expected to close in the first half of 2023, subject to customary closing conditions, including approval by Altra shareholders and receipt of regulatory approvals.

Management Comments

“Looking at our third quarter results, we delivered strong performance highlighted by solid bookings and record backlog of $963 million. Our focus on positioning Altra as a high-value, technology leader across a range of attractive industrial markets with broad-based demand strength has continued to pay off.

“On an organic basis*, Q3 sales were up 1.9% compared to the same period last year. Included in the Q3 2021 net sales are revenues of approximately $41.3 million related to the Jacobs Vehicle Systems business that was divested by the Company on April 8, 2022. This performance is a testament to the resilience of our enhanced business model and the effectiveness of our pricing actions and surcharges, which partially mitigated the greater than anticipated foreign exchange swings in the quarter.

“With inventory and working capital levels stabilizing, we once again demonstrated our ability to consistently generate cash through the cycle and ended the quarter with $61.9 million in Non-GAAP Adjusted Free Cash Flow*. We leveraged our cash to bolster the balance sheet by paying down an additional $29 million in debt, which includes $16 million early paydown on our $400 million notes. Additionally, we continued to return capital to our shareholders through a $0.09 per share dividend.”

*Reconciliations of Non-GAAP Disclosures

(Amounts in Millions of Dollars, except per share information)

*Reconciliation of Non-GAAP Net Income:

	Quarter Ended September 30,				Year to Date Ended September 30,
	2022		2021		2022		2021
Net income	$33.6		$35.4		$104.7		$115.4

Restructuring costs	$3.9		$0.7		$4.8		$2.4
Building impairment	3.0		—		3.0		—
Acquisition related stock compensation expense	—		0.2		—		0.7
Acceleration of stock compensation expense upon retirement	—		—		0.6		—
Acquisition related amortization expense	13.6		17.6		41.4		52.9
Non-cash amortization of interest rate swap expense	—		2.9		—		9.0
Acquisition related expenses	0.1		0.3		0.7		0.7
Amortization of inventory fair value adjustment	—		—		2.4		—
Tax impact of above adjustments	(4.7)	(1)	(4.8)	(2)	(12.3)	(3)	(13.8)	(4)
JVS impairment	—		—		8.3		—
Tax expense due to JVS impairment charge	—		—		10.5		—
Tax law change related to IRC Section 174	2.8		—		2.8		—
Non-GAAP Net Income*	$52.3		$52.3		$166.9		$167.3
Non-GAAP Earnings Per Diluted Share*	$0.80		$0.80		$2.55		$2.55
(1) Tax impact is calculated by multiplying the estimated effective tax rate for the period of 23.0% by the above items.
(2) Tax impact is calculated by multiplying the estimated effective tax rate for the period of 22.3% by the above items.
(3) Tax impact is calculated by multiplying the estimated effective tax rate for the period of 23.3% by the above items.
(4) Tax impact is calculated by multiplying the estimated effective tax rate for the period of 21.0% by the above items.

*Reconciliation of Non-GAAP Free Cash Flow and Non-GAAP Adjusted Free Cash Flow:

	Quarter Ended September 30,		Year to Date Ended September 30,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net cash flows from operating activities	$65.3	$70.0	$72.5	$170.1
Purchase of property, plant and equipment	(12.1)	(8.1)	(42.7)	(25.6)
Non-GAAP Free Cash Flow*	$53.2	$61.9	$29.8	$144.5
JVS transaction costs paid	3.3	—	7.6	—
Tax paid for JVS divestiture	5.4	—	16.1	—
Non-GAAP Adjusted Free Cash Flow*	$61.9	$61.9	$53.5	$144.5

*Reconciliation of Net Debt:

	September 30, 2022	December 31, 2021
Total gross debt	$1,058.1	$1,414.3
Cash and cash equivalents	(198.2)	(246.1)
Net Debt*	$859.9	$1,168.2

*Reconciliation of Organic Sales and Organic Sales Growth:

	Quarter Ended September 30, 2022
	Results ($)	Growth (%)
Net sales and net sales growth	$466.3	-0.6%
Less: unfavorable foreign currency translation	(23.5)	-5.0%
Less: Nook acquisition	11.9	2.5%
Organic sales and organic sales growth*	$477.9	1.9%

Included in the Q3 2021 net sales are revenues of approximately $41.3 million related to the Jacobs Vehicle Systems business that was divested by the Company on April 8, 2022.

*Reconciliation of Non-GAAP Income from Operations and Non-GAAP Income from Operations Margin:

	Quarter Ended September 30,		Year to Date Ended September 30,
	2022	2021	2022	2021
Income from operations	$58.5	$61.8	$189.8	$192.4
Income from operations as a percent of net sales	12.5%	13.2%	12.9%	13.5%
Restructuring costs	$3.9	$0.7	$4.8	$2.4
Acquisition related stock compensation expense	—	0.2	—	0.7
Acceleration of stock compensation expense upon retirement	—	—	0.6	—
Acquisition related amortization expense	13.6	17.6	41.4	52.9
Acquisition related expenses	0.1	0.3	0.7	0.7
Impairment charges	3.0	—	11.3	—
Amortization of inventory fair value adjustment	—	—	2.4	—
Non-GAAP Income From Operations*	$79.1	$80.6	$251.0	$249.1
Non-GAAP Income From Operations as a percent of net sales	17.0%	17.2%	17.0%	17.4%

*Reconciliation of Non-GAAP Operating Income and Non-GAAP Operating Income Margin:

Selected Statement of Income Data
	Quarter Ended September 30, 2022			Quarter Ended September 30, 2021
	GAAP Operating Income	Adjustments	Non-GAAP Operating Income*	GAAP Operating Income	Adjustments	Non-GAAP Operating Income*
Net sales	$466.3	$—	$466.3	$469.3	$—	$469.3
Cost of sales	297.6	—	297.6	299.4	—	299.4
Gross profit	168.7	—	168.7	169.9	—	169.9
Operating expenses
Selling, general & administrative expenses	88.3	13.7	74.6	91.9	18.1	73.8
Impairment charges	3.0	3.0	—	—	—	—
Research and development expenses	15.0	—	15.0	15.5	—	15.5
Restructuring costs	3.9	3.9	—	0.7	0.7	—
Income from operations	$58.5	$20.6	$79.1	$61.8	$18.8	$80.6
GAAP and Non-GAAP Income From Operations as a percent of net sales*	12.5%		17.0%	13.2%		17.2%

	Year to Date Ended September 30, 2022			Year to Date Ended September 30, 2021
	GAAP Operating Income	Adjustments	Non-GAAP Operating Income*	GAAP Operating Income	Adjustments	Non-GAAP Operating Income*
Net sales	$1,476.1	$—	$1,476.1	$1,430.0	$—	$1,430.0
Cost of sales	953.9	2.4	951.5	912.5	—	912.5
Gross profit	522.2	2.4	524.6	517.5	—	517.5
Operating expenses
Selling, general & administrative expenses	267.7	42.7	225.0	275.2	54.3	220.9
Impairment charges	11.3	11.3	—	—	—	—
Research and development expenses	48.6	—	48.6	47.5	—	47.5
Restructuring costs	4.8	4.8	—	2.4	2.4	—
Income from Operations	$189.8	$61.2	$251.0	$192.4	$56.7	$249.1
GAAP and Non-GAAP Income From Operations as a percent of net sales	12.9%		17.0%	13.5%		17.4%

*Reconciliation of Non-GAAP Adjusted EBITDA and Non-GAAP Adjusted EBITDA Margin:

	Quarter Ended September 30,
	2022	2021
Net income	$33.6	$35.4
Net income as a percent of net sales	7.2%	7.5%
(Gain) loss on foreign currency and other, net	(1.1)	0.2
Tax expense	11.9	10.2
Interest expense	13.7	16.1
Depreciation expense	9.5	13.0
Acquisition related expenses	0.1	0.3
Acquisition related amortization expense	13.6	17.6
Stock compensation expense	3.9	3.5
Restructuring costs	3.9	0.7
Impairment charges	3.0	—
Non-GAAP Adjusted EBITDA*	$92.1	$97.0
Non-GAAP Adjusted EBITDA as a percent of net sales*	19.8%	20.7%

*Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Profit Margin:

	Quarter Ended September 30,		Year to Date Ended September 30,
	2022	2021	2022	2021
Gross profit	$168.7	$169.9	$522.2	$517.5
Gross profit as a percent of net sales	36.2%	36.2%	35.4%	36.2%
Amortization of inventory fair value adjustment	—	—	2.4	—
Non-GAAP Gross Profit*	$168.7	$169.9	$524.6	$517.5
Non-GAAP Gross Profit as a percent of net sales*	36.2%	36.2%	35.5%	36.2%

About Altra Industrial Motion Corp.

Altra Industrial Motion Corp. is a premier industrial global manufacturer and supplier of highly engineered motion control, automation, and power transmission systems and components. Altra's portfolio consists of 26 well-respected brands including Bauer Gear Motor, Boston Gear, Kollmorgen, Portescap, Stromag, Svendborg Brakes, TB Wood's, Thomson and Warner Electric. Headquartered in Braintree, Massachusetts, Altra has over 9,000 employees and 47 production facilities in 17 countries around the world.

Altra Industrial Motion Corp.
Consolidated Balance Sheets
In millions of dollars	September 30, 2022	December 31, 2021
Assets:	(Unaudited)
Current assets
Cash and cash equivalents	$198.2	$246.1
Trade receivables, net	245.7	224.5
Inventories	323.6	267.8
Income tax receivable	33.8	11.7
Assets held for sale	—	377.3
Prepaid expenses and other current assets	39.6	40.4
Total current assets	840.9	1,167.8
Property, plant and equipment, net	263.8	275.8
Goodwill	1,491.3	1,564.0
Intangible assets, net	963.2	1,057.2
Deferred income taxes	1.1	2.3
Other non-current assets	17.3	13.5
Operating lease right of use assets	40.3	50.0
Total assets	$3,617.9	$4,130.6
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$174.6	$173.3
Accrued payroll	68.6	81.8
Accruals and other current liabilities	87.7	77.0
Income tax payable	5.4	6.0
Current portion of long-term debt	18.0	11.1
Liabilities held for sale	—	53.0
Operating lease liabilities	12.7	14.3
Total current liabilities	367.0	416.5
Long-term debt, net of current portion	1,038.2	1,401.0
Deferred income taxes	244.0	250.5
Pension liabilities	26.0	29.9
Long-term taxes payable	1.7	2.7
Other long-term liabilities	6.2	7.3
Operating lease liabilities, net of current portion	29.3	37.6
Total stockholders' equity	1,905.5	1,985.1
Total liabilities, and stockholders' equity	$3,617.9	$4,130.6

Reconciliation to operating working capital:
Trade receivables, net	$245.7	$224.5
Inventories	323.6	267.8
Accounts payable	(174.6)	(173.3)
Non-GAAP operating working capital*	$394.7	$319.0

Consolidated Statements of Income Data:	Quarter Ended September 30,		Year to Date Ended September 30,
In millions of dollars	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net sales	$466.3	$469.3	$1,476.1	$1,430.0
Cost of sales	297.6	299.4	953.9	912.5
Gross profit	$168.7	$169.9	$522.2	$517.5
Gross profit as a percent of net sales	36.2%	36.2%	35.4%	36.2%
Selling, general & administrative expenses	88.3	91.9	267.7	275.2
Impairment charges	3.0	—	11.3	—
Research and development expenses	15.0	15.5	48.6	47.5
Restructuring costs	3.9	0.7	4.8	2.4
Income from operations	$58.5	$61.8	$189.8	$192.4
Income from operations as a percent of net sales	12.5%	13.2%	12.9%	13.5%
Interest expense, net	13.7	16.1	36.8	49.5
Other non-operating (income) expense, net	(0.7)	0.1	(2.7)	(3.1)
Income before income taxes	$45.5	$45.6	$155.7	$146.0
Provision for income taxes	11.9	10.2	51.0	30.6
Income tax rate	26.2%	22.4%	32.8%	21.0%
Net income	$33.6	$35.4	$104.7	$115.4

Weighted Average common shares outstanding:
Basic	65.1	64.9	65.0	64.8
Diluted	65.3	65.5	65.3	65.4
Net income per share:
Basic	$0.52	$0.55	$1.61	$1.78
Diluted	$0.51	$0.54	$1.60	$1.76

Consolidated Statements of Cash Flows:	Year to Date Ended September 30,
In millions of dollars	2022	2021
Cash flows from operating activities
Net income	$104.7	$115.4
Adjustments to reconcile net income to net operating cash flows:
Depreciation	29.6	39.4
Amortization of intangible assets	41.4	52.9
Amortization of deferred financing costs	0.8	3.5
Gain on foreign currency, net	(2.2)	(0.0)
Accretion of debt discount	0.1	0.4
Non-cash amortization of interest rate swap expense	—	9.0
Loss on debt redemption	0.1	—
Impairment charges	11.3	—
Unrealized gain on investment in MTEK Industry AB	(0.7)	—
Gain on disposal and other	(0.3)	(0.6)
Expense for deferred taxes	8.1	—
Stock-based compensation	12.1	11.0
Amortization of inventory fair value adjustment	2.4	—
Changes in assets and liabilities:
Trade receivables, net	(48.3)	(14.2)
Inventories	(72.4)	(50.2)
Accounts payable and accrued liabilities	25.7	32.7
Other current assets and liabilities	(29.1)	(26.2)
Other operating assets and liabilities	(3.2)	(3.0)
JVS transaction costs paid	(7.6)	—
Net cash provided by operating activities	72.5	170.1
Cash flows from investing activities
Purchase of property, plant and equipment	(42.7)	(25.6)
Proceeds from sale of building	—	2.2
Proceeds from sale of JVS business	325.9	—
Investment in MTEK Industry AB	(4.6)	—
Nook Industries acquisition purchase price adjustment	(0.1)	—
Net cash provided by (used in) investing activities	278.5	(23.4)
Cash flows from financing activities
Payments on Revolving Credit Facility	(345.0)	—
Borrowings on Revolving Credit Facility	15.0	—
Payments on Term Loan B Facility	—	(120.0)
Payments on Term Loan A Facility	(7.5)	—
Payments on Notes	(16.4)	—
Dividend payments	(16.4)	(13.1)
Net payments on financing leases, mortgages, and other obligations	(0.7)	(2.5)
Net proceeds from China debt	—	2.1
Proceeds from issuance of common stock upon exercise of options	—	2.2
Shares surrendered for tax withholding	(6.1)	(5.5)
Net cash used in financing activities	(377.1)	(136.8)
Effect of exchange rate changes on cash and cash equivalents	(21.8)	(7.5)
Net change in cash and cash equivalents	(47.9)	2.4
Cash and cash equivalents at beginning of period	246.1	254.4
Cash and cash equivalents at end of period	$198.2	$256.8

Reconciliation to Non-GAAP Free Cash Flow:
Net cash flows from operating activities	$72.5	$170.1
Purchase of property, plant and equipment	(42.7)	(25.6)
Non-GAAP Free Cash Flow*	$29.8	$144.5
JVS transaction costs paid	7.6	—
Tax paid for JVS divestiture	16.1	—
Non-GAAP Adjusted Free Cash Flow*	$53.5	$144.5

Selected Segment Data	Quarter Ended September 30,		Year to Date Ended September 30,
In millions of dollars	2022	2021	2022	2021
Net sales:
Power Transmission Technologies	$239.3	$232.5	$745.5	$691.1
Automation & Specialty	228.6	237.8	735.1	741.9
Inter-segment eliminations	(1.6)	(1.0)	(4.5)	(3.0)
Total	$466.3	$469.3	$1,476.1	$1,430.0

Income from operations:
Power Transmission Technologies	$34.3	$36.5	$104.1	$97.9
Automation & Specialty	33.5	30.6	101.2	109.4
Corporate	(5.4)	(4.6)	(10.7)	(12.5)
Restructuring costs	(3.9)	(0.7)	(4.8)	(2.4)
Total	$58.5	$61.8	$189.8	$192.4

*Reconciliation of Non-GAAP Income from Operations by Segment:

Selected Segment Data
In millions of dollars	Quarter Ended September 30, 2022					Year to Date Ended September 30, 2022
	Power Transmission Technologies	Automation and Specialty	Corporate	Restructuring	Total	Power Transmission Technologies	Automation and Specialty	Corporate	Restructuring	Total
Income/(loss) from operations:
Income/(loss) from operations	$34.3	$33.5	$(5.4)	$(3.9)	$58.5	$104.1	$101.2	$(10.7)	$(4.8)	$189.8
Income from operations as a percentage of segment net sales	14.3%	14.7%			12.5%	14.0%	13.8%			12.9%
Restructuring costs	—	—	—	3.9	3.9	—	—	—	4.8	4.8
Acceleration of stock compensation expense upon retirement	—	—	—	—	—	—	—	0.6	—	0.6
Acquisition related amortization expense	2.0	11.6	—	—	13.6	6.1	35.3	—	—	41.4
Acquisition related expenses	—	—	0.1	—	0.1	—	—	0.7	—	0.7
Impairment charges	3.0	—	—	—	3.0	3.0	8.3	—	—	11.3
Amortization of inventory fair value adjustment	—	—	—	—	—	—	2.4	—	—	2.4
Non-GAAP Income/(Loss) From Operations*	$39.3	$45.1	$(5.3)	$—	$79.1	$113.2	$147.2	$(9.4)	$—	$251.0

Non-GAAP Income From Operations as a percentage of Segment net sales*	16.4%	19.7%			17.0%	15.2%	20.0%			17.0%

Selected Segment Data
In millions of dollars	Quarter Ended September 30, 2021					Year to Date Ended September 30, 2021
	Power Transmission Technologies	Automation and Specialty	Corporate	Restructuring	Total	Power Transmission Technologies	Automation and Specialty	Corporate	Restructuring	Total
Income/(loss) from operations:
Income/(loss) from operations	$36.5	$30.6	$(4.6)	$(0.7)	$61.8	$97.9	$109.4	$(12.5)	$(2.4)	$192.4
Income from operations as a percentage of segment net sales	15.7%	12.9%			13.2%	14.2%	14.7%			13.5%
Restructuring costs	—	—	—	0.7	0.7	—	—	—	2.4	2.4
Acquisition related stock compensation expense	—	—	0.2	—	0.2	—	—	0.7	—	0.7
Acquisition related amortization expense	2.1	15.5	—	—	17.6	6.4	46.5	—	—	52.9
Acquisition related expenses	—	—	0.3	—	0.3	—	—	0.7	—	0.7
Non-GAAP Income/(Loss) From Operations*	$38.6	$46.1	$(4.1)	$—	$80.6	$104.3	$155.9	$(11.1)	$—	$249.1
Non-GAAP Income From Operations as a percentage of Segment net sales*	16.6%	19.4%			17.2%	15.1%	21.0%			17.4%

*Discussion of Non-GAAP Financial Measures

The non-GAAP financial measures used in this release are utilized by management in comparing our operating performance on a consistent basis. We believe that these financial measures are appropriate to enhance the overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. We believe that these measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations as well as insight into the compliance with our debt covenants. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. Our industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments. A reconciliation of non-GAAP financial measures presented above to our GAAP results has been provided in the financial tables included in this press release.

Organic Sales and Organic Sales Growth

Organic Sales in this release are net sales excluding the impact of foreign currency translation and acquisitions. Organic Sales can be expressed as a dollar amount or a percentage rate when describing Organic Sales Growth.

Non-GAAP Net Income, Non-GAAP Net Income Margin, Non-GAAP Income From Operations, Non-GAAP Diluted Earnings Per Share and Non-GAAP Operating Income Margin

Non-GAAP Net Income, Non-GAAP Net Income Margin, Non-GAAP Income From Operations and Non-GAAP Diluted Earnings Per Share exclude, as applicable to the particular period, acquisition related amortization expense, acquisition related expense, acquisition related stock compensation expense, restructuring and consolidation costs, non-cash amortization of interest rate swap expense and other income or charges that management does not consider to be directly related to the Company’s core operating performance. Non-GAAP Net Income Margin is calculated by dividing Non-GAAP Net Income by GAAP Net Sales. Non-GAAP Diluted Earnings Per Share is calculated by dividing Non-GAAP Net Income by GAAP weighted average shares outstanding (diluted). Non-GAAP Operating Income Margin is calculated by dividing Non-GAAP Income From Operations by GAAP Net Sales.

Non-GAAP Gross Profit

Non-GAAP gross profit excludes amortization of inventory fair value adjustment. Non-GAAP gross profit margin is calculated by dividing Non-GAAP gross profit by GAAP Net Sales.

Non-GAAP Adjusted EBITDA

Non-GAAP Adjusted EBITDA represents earnings before interest, taxes, depreciation, acquisition related amortization, acquisition related costs, restructuring costs, stock-based compensation, asset impairment and other income or charges that management does not consider to be directly related to the Company’s core operating performance.

Non-GAAP Adjusted EBITDA Margin

Non-GAAP Adjusted EBITDA Margin is calculated by dividing Non-GAAP Adjusted EBITDA by GAAP Net Sales.

Non-GAAP Free Cash Flow

Non-GAAP Free Cash Flow is calculated by deducting purchases of property, plant and equipment.

Non-GAAP Adjusted Free Cash Flow

Non-GAAP Adjusted Free Cash Flow is calculated by deducting purchases of property, plant and equipment and adding back the JVS transaction costs paid and tax paid as a result of the JVS divestiture.

Non-GAAP Operating Working Capital

Non-GAAP Operating Working Capital is calculated by deducting accounts payable from net trade receivables plus inventories.

Net Debt

Net Debt is calculated by subtracting cash and cash equivalents from total gross debt.

Forward-Looking Statements

All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed”, “should be,” "will,” “guidance,” “outlook,” and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management's current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations.

In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in political and economic conditions in the United States and abroad, including, but not limited to, changes as a result of the war in Ukraine, and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, and the effects of tariffs and other trade actions taken by the United States and other countries, (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) risks associated with a disruption to our supply chain including the impact of the global semiconductor chip shortage, (8) fluctuations in the costs of raw materials used in our products, (9) product liability claims, (10) work stoppages and other labor issues involving the Company’s facilities or the Company’s customers, (11) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (12) loss of key management and other personnel, (13) risks associated with compliance with environmental laws, (14) the ability to successfully execute, manage and integrate key acquisitions and mergers, (15) failure to obtain or protect intellectual property rights, (16) impairment or reduction of goodwill or intangible assets, (17) failure of operating equipment or information technology infrastructure, including cyber-attacks or other security breaches, and failure to comply with data privacy laws or regulations, (18) risks associated with our debt leverage, (19) risks associated with restrictions contained in the agreements governing Altra’s $400.0 million aggregate principal amount of 6.125% senior notes due 2026 and Altra’s revolving credit facility and term loan facility, (20) risks associated with compliance with tax laws, (21) risks associated with the global recession and volatility and disruption in the global financial markets, (22) risks associated with enhancements to our enterprise resource planning system, (23) risks associated with the Nook Industries and A&S acquisitions and integration and other acquisitions, (24) risks associated with certain minimum purchase agreements we have with suppliers, (25) risks related to our relationships with strategic partners, (26) our ability to offset increased commodity and labor costs with increased prices, (27) risks associated with our exposure to variable interest rates and foreign currency exchange rates, (28) disruption of our supply chain, (29) risks associated with our exposure to renewable energy markets, (30) risks related to regulations regarding conflict minerals, (31) risks related to restructuring and plant consolidations, (32) exposure to United Kingdom political developments, including the effect of its withdrawal from the European Union, and the uncertainty surrounding the effect of Brexit and related negative developments in the European Union and elsewhere, (33) Altra’s ability to achieve the efficiencies, savings and other benefits anticipated from its cost reduction, margin improvement, restructuring, plant consolidation and other business optimization initiatives, (34) the risks associated with transitioning from LIBOR to a replacement alternative reference rate, (35) the scope and duration of the COVID-19 global pandemic and its impact on global economic systems and our employees, sites, operations, customers and supply chain, including the impact of the pandemic on manufacturing and supply capabilities throughout the world, (36) adverse conditions in the credit and capital markets limiting or preventing the Company’s and its customers’ and suppliers’ ability to borrow or raise capital, (37) the Company’s ability to invest in new technologies and manufacturing techniques and to develop or adapt to changing technology and manufacturing techniques, (38) defects, quality issues, inadequate disclosure or misuse with respect to our products and capabilities, (39) changes in labor or employment laws, (40) the Company’s ability to recruit, retain and motivate key sales, marketing or engineering personnel, (41) unplanned repairs or equipment outages, (42) changes in the Company’s tax rates, or exposure to additional income tax liabilities or assessments, as well as audits by tax authorities, (43) the risks associated with the Company’s ability to successfully divest or otherwise dispose of businesses that are deemed not to fit with our strategic plan or are not achieving the desired return on investment and (44) other risks, uncertainties and other factors described in the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company's other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra does not intend to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

AIMC-E

CONTACT:

Altra Investor Relations

781-917-0600

Email: ir@altramotion.com